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                    U.S. SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported):       May 12, 1997
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                              Vital Images, Inc.
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            (Exact name of registrant as specified in its charter)



              Minnesota                  0-22229            42-1321776
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    (State or other jurisdiction      (Commission        (I.R.S. Employer
          of incorporation)           File Number)      Identification No.)



                       3100 West Lake Street, Suite 100
                         Minneapolis, Minnesota 55416
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         (Address of principal executive offices, including Zip Code)



    Registrant's telephone number, including area code:     (612) 915-8000
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                                Not applicable
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        (Former name or former address, if changed since last report.)



          (The remainder of this page was intentionally left blank.)




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Item 5.   Other Events.

     On May 12, 1997, Bio-Vascular, Inc. ("Bio-Vascular") completed a distribution of the outstanding shares of common stock of Vital Images, Inc. (the "Registrant") to the shareholders of Bio-Vascular. The distribution resulted in the separation of Bio-Vascular's medical visualization business from its surgical business. Following the distribution, the Registrant will continue the medical visualization business as a separate, stand-alone company.

     The distribution was effected as a special dividend of one share of the Registrant's common stock for every two shares of common stock of Bio-Vascular held of record as of the close of business on May 5, 1997. As a result of the distribution, 100% of the outstanding shares of the Registrant's common stock have been distributed to the shareholders of Bio-Vascular. Certificates for the Registrant's common stock will be mailed to holders of Bio-Vascular's common stock on or about May 13, 1997.

     The information set forth in the Company's press release attached hereto as
Exhibit 99.1 is hereby incorporated by reference herein.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Businesses Acquired.

          Not applicable.


     (b)  Pro Forma Financial Information.

          Not applicable.


     (c)  Exhibits.

          Exhibit 99.1   Press Release of Vital Images, Inc. dated May 12, 1997.



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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      Vital Images, Inc.


Date: May 14, 1997.                   By  /s/  Andrew M. Weiss
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                                          Andrew M. Weiss
                                          President and Chief Executive Officer




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